EXHIBIT 32

    Certification of the Chief Executive Officer and Chief Financial Officer
                       Pursuant to 18 U.S.C. Section 1350,
      as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Georgetown Bancorp, Inc. (the "Company") on Form 10-QSB for the period ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert E. Balletto, President and Chief Executive Officer of the Company, and I, Joseph W. Kennedy, Senior Vice President, Treasurer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with this quarterly report on Form 10-QSB, that we have reviewed the Form 10-QSB and that to the best of our knowledge:

      1. The Report fully complies with the requirements of sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

      2. The information contained in the Report fairly presents, in all material respects, the Company's financial condition and results of operations as of the date and for the periods covered by the Report.


Date: November 10, 2006            /s/ Robert E. Balletto
                                   --------------------------------------
                                   Robert E. Balletto
                                   President and Chief Executive Officer
                                   (Chief Executive Officer)


                                   /s/ Joseph W. Kennedy
                                   --------------------------------------
                                   Joseph W. Kennedy
                                   Senior Vice President, Treasurer and
                                   Chief Financial Officer
                                   (Principal Accounting and Financial Officer)